UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-08174	22-1847286
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Period.

On June 8, 2010, the management of Conolog Corporation concluded that its financial statements for the year ended July 31 2009, which are included in its Form 10-K for the year ended July 31, 2009 and the financial statements for three month periods ended October 31, 2009 and January 31, 2010 which are included in its 10-Q for the three months ended October 31, 2009 and January 31, 2010 did not properly account for the timely amortization of certain costs related to its Stock Grant Plan and did not properly account for the amount of inventory to be reserved in accordance with Generally Accepted Accounting Principles and, as a result, cannot be relied upon. The Company has correctly accounted for these costs in subsequent filings with the Securities and Exchange Commission. The Company has discussed the matters in this report with its independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Robert S. Benou
Robert S. Benou
Chief Executive Officer

 Dated: June 8, 2010